Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of PayPay Corporation (the “Company”) on Form 20-F for the fiscal year ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ichiro Nakayama, President, Representative Director, CEO and Corporate Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: June 30, 2026

By: /s/ Ichiro Nakayama

Name: Ichiro Nakayama

Title: President, Representative Director, CEO and Corporate Officer

* The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.